[EXHIBIT 10.2]

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), is made and entered into as of the 30th day of June, 2003, at Brooklyn, New York, by and between Jason Mohr ("Mohr") and Lorcom Technologies, Inc. ("Lorcom" or the "Company"), a Delaware corporation.

                                    RECITALS

         WHEREAS, Mohr is an experienced executive in the construction technology industry as evidenced by Mohr's resume appended hereto and incorporated herein by reference; and

         WHEREAS, Lorcom desires to employ an experienced executive in the wireless communications industry as the Company's Chief Technology Officer.

         NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, Mohr and Lorcom agree as follows:

1. EMPLOYMENT. Conditioned upon all of the recitals being true and correct, Lorcom will employ Mohr and Mohr accepts employment from Lorcom upon the terms and conditions contained in this Agreement.

2. TERM. Lorcom will employ Mohr for twenty-four (24) months beginning July 1, 2003, and ending on June 30, 2005. Not less than one hundred and twenty (120) days prior to the expiration of this Agreement, Mohr shall contact the Company to discuss whether this Agreement will be modified and/or extended.

3. DUTIES. Mohr is engaged as the Chief Technology Officer for the Company. Mohr will report to the Chief Executive Officer of the Company. His duties include the following:

         3.1 Responsibility for providing customer service to ensure complex systems support for current users and future operations including high end CPE VoIP based projects; and

         3.2   System Analysis and Design; and

         3.3 Evaluation and installation of vendor software including scripts, application programs, forms and report development tools; and


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         3.4   Development of project plans and implementation of information systems; and

         3.5 Evaluation of processes, user requirements, and system functions to assist in the selection and implementation of complex systems; and

         3.6 Organization, monitoring, and delivery of information technology solutions according to project schedule; and

         3.7 Performance of other related duties incidental to the work described herein.

4. COMPENSATION. Lorcom will pay to Mohr compensation as follows:

         4.1 BASE COMPENSATION. Lorcom will pay to Mohr an initial bass salary of One Hundred and Four Thousand Dollars ($104,000.00) less legal withholdings, in accordance with company payroll policy.

         4.2 BONUS. The Company has no guaranty of a yearly bonus. The Board of Directors, in their sole discretion, shall determine the appropriateness and amount of any bonus to be paid to Mohr.

         4.3   SECURITIES.

               4.3.1. Upon satisfactory completion of the term of employment or upon termination as set forth below, Lorcom will issue to Mohr up to 500,000 shares of the Company's restricted common stock subject to Rule 144 of the Securities and Exchange Act of 1933, as Amended. The Shares shall contain the following restrictive legend:

                         The securities represented by this certificate may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act and applicable state securities laws is available.

               4.3.2. The Shares shall vest in equal monthly allotments over the Term of the Agreement. Upon termination of Mohr for any reason other than cause, Mohr shall receive the number of shares vested through the date of





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                           termination or his separation from the Company.
                           However, if Mohr is terminated for cause, Mohr will not be entitled to receive any shares whatsoever.

                  4.3.3. In the event that Mohr separates from the Company either through termination without cause or resignation, then the Company shall have the sole and exclusive right to purchase all of Mohr's shares at five cents ($.05) per share upon separation from the Company. Mohr will execute all documents necessary to effectuate the sale and transfer of the Shares.

         4.4 BONUSES. The Company has no guaranty of a yearly bonus. The Board of Directors, in their sole discretion, shall determine the appropriateness and amount of any bonus to be paid to Doiban.

         4.5 OTHER COMPENSATION. In addition to payment of the fees described above, Lorcom shall reimburse Mohr for such reasonable out-of-pocket expenses (such as travel expenses) incurred directly in connection with the performance of the services hereunder.

5. EXTENT OF SERVICES. Mohr will devote all of his time, attention, and energies into the business of Lorcom, and shall not, during the term of this Agreement, and successive terms of this Agreement, if applicable, be engaged in any conflicting business or activity without the prior written consent of the Lorcom Board of Directors. For purposes of this Agreement, the term "conflicting business" shall be defined as any business which directly competes with the business of Lorcom.

6. MOHR PERFORMANCE REVIEW. Within thirty (30) days after the expiration of the first six (6) months of this Agreement, the Company's Board of Directors will review Mohr's performance and provide Mohr with an opportunity to discuss the review with a representative of the Board. Mohr may waive this provision in his sole discretion.

7.       TRADE SECRETS/NON-COMPETITION.

         7.1   TRADE SECRETS.

               7.1.1. It is the express intent of the parties of this Agreement that any and all such information exchanged between the parties is to be considered as confidential and proprietary information and shall not be used or be disclosed to any person or entity without the express written permission of the party providing such information (the "furnishing party") or as






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                         otherwise provided herein. For purposes of this
                         Agreement, the term "Information" shall mean all written information, which we deem to be confidential and proprietary to us, relating to our Products (including, but not limited to, data, know-how, technical and non-technical materials, and product samples and specifications) which we shall deliver to you pursuant to this Agreement and which shall be in writing with the cover pages stamped "Confidential".

               7.1.2. Mohr promises and agrees that he will not disclose or utilize any trade secrets, confidential information, or other proprietary information acquired during the course of his service with Lorcom and/or its related business entities. As used herein "trade secret" means the whole or any portion or phase of any formula, pattern, device, combination of devices, or compilation of information which is for use, or is used, in the operation of Lorcom's business and which provides Lorcom an advantage, or an opportunity to obtain an advantage, over those who do not know or use it. "Trade secret" also includes any scientific, technical, or commercial information, including any design, list of suppliers, list of customers, or improvement thereof, as well as pricing information or methodology, contractual arrangement with vendors or suppliers, business development plans or activities, or Lorcom financial information. However, "trade secret" shall not include information that is known to the public generally or is obtained through sources outside Lorcom.

               7.1.3. During the term of this Agreement and for a period of twenty-four (24) months from the expiration or termination of this Agreement, and provided that Lorcom does not terminate this Agreement without cause prior to the expiration of the initial six (6) months of this Agreement, Mohr agrees to refrain from engaging in a business which directly competes with the business of Lorcom, whether as a partner, consultant, owner, director, officer or employee, from soliciting current or former contacts of Lorcom worldwide, from soliciting existing contacts of Lorcom wherever located, and from disclosing customer lists, trade secrets and other confidential information.

               7.1.4. For a period of twenty-four (24) months from the expiration or termination of this Agreement, Mohr promises and agrees that he will not, without the express written consent of the Lorcom Board of Directors, which consent will not be unreasonably withheld, directly or indirectly employ, or directly or indirectly solicit to employ as a consultant or employee, any person who is exclusively employed as a





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                         consultant or employee of Lorcom as of July 1, 2003, or
                         any person who was an employee or consultant of Lorcom during the six (6) months preceding July 1, 2003.

               7.1.5. Mohr understands that Lorcom is subject to the Foreign Corrupt Practices Act as enacted in the United States which prohibits any U.S. company from offering monetary or other incentives to procure contracts to individuals, entities, or government employees to which the individuals, entities, or government employees would otherwise have no entitlement. In recognition of this prohibition, Mohr promises to refrain from any activity which would violate this prohibition or give the appearance of a violation. Further, Mohr agrees to indemnify and hold Lorcom harmless from any claims or damages resulting from an act or omission attributable to Mohr which would result in damages being imputed to, or assessed against Lorcom.

         7.2 INJUNCTIVE RELIEF. In recognition of the possibility that any violation of this provision by Mohr may cause irreparable or indeterminate damage or injury to Lorcom, Mohr expressly stipulates and agrees that Lorcom shall be entitled, upon five
                  (5) business days written notice to Mohr, to obtain an injunction from any court of competent jurisdiction restraining any violation or threatened violation of this provision. Such right to an injunction shall be in addition to, and not in limitation of, any other rights or remedies Lorcom may have for damages.

8. NEW TECHNOLOGIES, PROCESS, ETC. Mohr agrees to promptly disclose to the Company any inventions, technologies, processes or discoveries by Mohr of any kind and nature whatsoever which he makes, discovers, or devises as a result of, or in connection with, this employment by the Company which inventions, technologies, processes or discoveries are reasonably related to the business of the Company. Mohr shall assign and transfer all of his right, title and interest in and to any such inventions, technologies, processes or discoveries to the Company. Further, Mohr agrees to execute any and all documents reasonably requested by the Company to obtain patents or otherwise protect the proprietary nature of the inventions, technologies, processes or discoveries.

9.       TERMINATION AND SEVERANCE.

         9.1   TERMINATION EVENTS.

               9.1.1. This Agreement shall terminate automatically in the event of Mohr's death, permanent disability or Mohr's conviction of a felony. As used





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                         in this Agreement "permanent disability" shall mean
                         Mohr's inability to perform services hereunder for a period of four (4) consecutive months or for six (6) months in any twelve consecutive twelve (12) month period.

               9.1.2. This Agreement shall terminate upon written notice from Lorcom to Mohr in the event of (a) Mohr's failure or refusal to perform reasonable directives of Lorcom when such directives are consistent with the scope and nature of Mohr's duties and responsibilities hereunder; or (b) any gross or willful misconduct of Mohr resulting in loss to Lorcom; or (c) Mohr's conviction of a felony.

               9.1.3.    Lorcom or Mohr may terminate this Agreement upon ninety
                         (90) days written notice to the other.

                         Upon termination, Mohr shall return to the Company all material related to Lorcom's operations.

         9.2   SEVERANCE PAY UPON TERMINATION

               9.2.1. Upon termination pursuant to Mohr's death or permanent disability, Mohr will be entitled to receive all compensation and benefits through the date of termination.

               9.2.2. In the event of termination resulting from a felony conviction pertaining to Mohr's employment, Mohr will only be entitled to receive his base salary through the date of termination.

               9.2.3. If Mohr gives notice to terminate this Agreement within the first six (6) months, then Mohr will only be entitled to receive his base compensation through the date of termination. If Mohr terminates this Agreement after the first six (6) months, then Mohr will be entitled to receive his base salary through the date of termination and any securities prorated through the date of termination.

               9.2.4.    If Mohr is terminated by Lorcom within the first six
                         (6) months, he shall receive all compensation and benefits through the first six (6) months. If Mohr is terminated in the second six (6) months, he shall receive all compensation and benefits through one (1) month following termination. If Mohr is terminated anytime following the second six (6) months, he shall receive all compensation and benefits through three (3) months following termination.






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10.      ENTIRE AGREEMENT. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter of this Agreement, and supersedes all other negotiations, understandings (including any prior employment agreement) and representations, if any, made between such parties.

11. AMENDMENTS. This Agreement shall not be altered, amended or modified unless it be in writing and signed by all parties to this Agreement.

12. ASSIGNMENTS. Neither the Company nor Mohr may assign or transfer this Agreement or any obligation under this Agreement without the prior written approval of the other.

13. BINDING EFFECT. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective personal representatives, legal representatives, heirs, successors and permitted assigns.

14. SEVERABILITY. If any provision of this Agreement or any other agreement entered into pursuant to this Agreement is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder of such provision shall not be invalidated and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

15. NOTICES. All notices, requests, demands, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:












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         If to Mohr:              Jason Mohr
                                  907 SE 110th Avenue
                                  Vancouver,WA 98664

         If to the Company:       Lorcom Technologies, Inc.

                                  8517 4th Avenue, 2nd Floor
                                  Brooklyn, New York 11209
         With a copy to:          David A. Carter, Esq.
                                  David A. Carter, P.A.
                                  2300 Glades Road
                                  Suite 210, West Tower
                                  Boca Raton, Florida 33431

         Each such notice shall be deemed delivered; (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by telefax or other telegraphic method; or (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities or courier service as not deliverable, as the case may be, if mailed or couriered.

16. JURISDICTION AND VENUE. The parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Kings County, New York. Regardless of any location of such occurrences, each of the parties irrevocably and unconditionally: (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of New York in Kings County or the Federal District Court of the United States, Southern District of New York; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in State of New York.

17. ATTORNEYS FEES: The parties covenant and agree that if a default or disagreement occurs pursuant to or concerning this Agreement which necessitates legal proceedings, the prevailing party shall be entitled to recover reasonable costs and attorneys fees, inclusive of appellate and bankruptcy proceedings.

18. GOVERNING LAW. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without regard to principles of conflicts of laws.

19. COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.





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20.      OTHER OBLIGATIONS OF THE COMPANY. The Company will add Mohr to the
         Company's Director and Officer's Liability Policy, said coverage to commence and continue during Mohr's term of employment with the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement this 30th day of June, 2003.

                                              LORCOM TECHNOLOGIES, INC.


                                              By:    /s/  HENRY DOIBAN
                                              ------------------------
                                              Its:     Chief Operating Officer



                                              EMPLOYEE:

                                              /s/ JASON MOHR
                                              -------------------
                                                  Jason Mohr


















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